Exhibit 99.1

AMERICREDIT REPORTS SECOND QUARTER OPERATING RESULTS

•	2nd Quarter earnings of $46 million, $0.33 per share

•	Quarterly loan originations of $379 million

•	Total available liquidity of $750 million

FORT WORTH, TEXAS January 27, 2010 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $46 million, or $0.33 per share, for its fiscal second quarter ended December 31, 2009. The Company reported a net loss of $35 million, or $0.29 per share, for the same period a year earlier. For the six months ended December 31, 2009, AmeriCredit reported net income of $72 million, or $0.52 per share, versus a net loss of $40 million, or $0.34 per share, for the six months ended December 31, 2008. Net loss for the quarter and six months ended December 31, 2008, were revised, from a net loss of $26 million, or $0.21 per share, and $27 million, or $0.23 per share, respectively, to reflect the retrospective adoption, on July 1, 2009, of a new accounting standard that changes the accounting for convertible bonds.

Originations were $379 million for the quarter ended December 31, 2009, compared to $321 million for the same quarter last fiscal year. Originations for the six months ended December 31, 2009, were $608 million, compared to $900 million for the same period a year earlier. Finance receivables totaled $9.3 billion at December 31, 2009, compared to $13.0 billion at December 31, 2008.

Annualized net charge-offs were 8.9% of average finance receivables for the quarter ended December 31, 2009, compared to 9.5% for the quarter ended December 31, 2008. For the six months ended December 31, 2009, annualized net charge-offs were 8.6%, compared to 8.3% for the same period last year.

Finance receivables 31-to-60 days delinquent were 7.7% of the portfolio at December 31, 2009, compared to 7.8% at December 31, 2008. Accounts more than 60 days delinquent were 3.7% of the portfolio at December 31, 2009, compared to 4.2% a year ago.

The allowance for loan losses as a percentage of finance receivables was 7.7% at December 31, 2009, compared to 8.2% at September 30, 2009 and 7.1% at December 31, 2008.

The Company had total available liquidity of $750 million at December 31, 2009, consisting of $320 million of unrestricted cash and approximately $430 million of borrowing capacity on unpledged eligible receivables.

“We had an outstanding December quarter with year-over-year improvements in all key aspects of our business – originations, credit performance and earnings,” said President and Chief Executive Officer Dan Berce. “While we remain cautious about the economic recovery, our strong balance sheet and improving credit trends combined with a more favorable capital markets environment, position us well to move forward and continue to rebuild our business in 2010.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has approximately 800,000 customers and $9 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2009. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008 (Revised)	2009	2008 (Revised)
Revenue:
Finance charge income	$363,100	$497,560	$752,896	$1,031,533
Other income	23,655	30,626	47,143	61,702
Gain on retirement of debt	—	30,411	—	31,405

	386,755	558,597	800,039	1,124,640

Costs and expenses:
Operating expenses	76,410	84,344	145,272	168,599
Leased vehicles expenses	10,221	12,157	20,331	23,071
Provision for loan losses	106,198	288,022	264,149	562,887
Interest expense	121,760	224,775	251,908	425,429
Restructuring charges	(49)	2,104	(86)	2,655

	314,540	611,402	681,574	1,182,641

Income (loss) before income taxes	72,215	(52,805)	118,465	(58,001)
Income tax provision (benefit)	26,186	(17,803)	46,675	(17,725)

Net income (loss)	$46,029	$(35,002)	$71,790	$(40,276)

Earnings (loss) per share:
Basic	$0.34	$(0.29)	$0.54	$(0.34)

Diluted	$0.33	$(0.29)	$0.52	$(0.34)

Weighted average shares	133,492,069	120,106,666	133,361,014	118,189,273

Weighted average shares and assumed incremental shares	137,630,694	120,106,666	136,857,076	118,189,273

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2009	June 30, 2009 (Revised)	December 31, 2008 (Revised)
Cash and cash equivalents	$319,644	$193,287	$166,690
Finance receivables, net	8,587,917	10,037,329	12,076,156
Restricted cash – securitization notes payable	850,212	851,606	883,734
Restricted cash – credit facilities	128,199	195,079	164,154
Property and equipment, net	40,270	44,195	49,889
Leased vehicles, net	131,326	156,387	184,673
Deferred income taxes	19,186	75,782	265,650
Income tax receivable	31,580	197,579	72,984
Other assets	181,170	207,083	256,369

Total assets	$10,289,504	$11,958,327	$14,120,299

Credit facilities	$709,927	$1,630,133	$1,942,362
Securitization notes payable	6,590,644	7,426,687	9,253,487
Senior notes	91,620	91,620	91,620
Convertible debt	403,105	392,514	423,002
Accrued taxes and expenses	159,874	157,640	202,103
Interest rate swap agreements	98,513	131,885	162,935
Other liabilities	17,429	20,540	11,378

Total liabilities	8,071,112	9,851,019	12,086,887

Shareholders’ equity (outstanding common shares of 133,857,728, 133,171,366, and 131,634,989, respectively)	2,218,392	2,107,308	2,033,412

Total liabilities and shareholders’ equity	$10,289,504	$11,958,327	$14,120,299

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008 (Revised)	2009	2008 (Revised)
Cash flows from operating activities:
Net income (loss)	$46,029	$(35,002)	$71,790	$(40,276)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,822	31,909	43,646	57,794
Accretion and amortization of fees	1,637	5,029	4,012	12,024
Provision for loan losses	106,198	288,022	264,149	562,887
Deferred income taxes	29,060	43,084	44,577	37,922
Non-cash interest on convertible debt	5,342	6,009	10,591	11,617
Stock-based compensation expense	3,938	3,653	6,906	7,547
Amortization of warrants	—	28,586	1,968	40,934
Gain on retirement of debt	—	(31,166)	—	(32,160)
Other	(1,475)	2,877	(8,292)	6,547
Changes in assets and liabilities:
Income tax receivable	52,810	(51,152)	166,017	(50,087)
Other assets	1,896	(10,570)	3,201	(10,218)
Accrued taxes and expenses	3,083	(15,009)	(3,574)	(8,049)

Net cash provided by operating activities	269,340	266,270	604,991	596,482

Cash flows from investing activities:
Purchases of receivables	(367,738)	(326,908)	(585,658)	(913,555)
Principal collections and recoveries on receivables	868,495	1,024,477	1,780,616	2,237,921
Net change in restricted cash and other	70,383	124,254	83,718	161,136

Net cash provided by investing activities	571,140	821,823	1,278,676	1,485,502

Cash flows from financing activities:
Net change in credit facilities	(309,141)	(1,034,442)	(920,206)	(967,429)
Net change in securitization notes payable	(677,185)	(27,178)	(838,135)	(1,158,040)
Proceeds from issuance of common stock	5,643	1,253	6,779	1,267
Retirement of convertible debt	—	(100,425)	—	(214,473)
Other net changes	(2,273)	(6,028)	(5,096)	(12,376)

Net cash used by financing activities	(982,956)	(1,166,820)	(1,756,658)	(2,351,051)

Net (decrease) increase in cash and cash equivalents	(142,476)	(78,727)	127,009	(269,067)
Effect of Canadian exchange rate changes on cash and cash equivalents	14	1,665	(652)	2,264
Cash and cash equivalents at beginning of period	462,106	243,752	193,287	433,493

Cash and cash equivalents at end of period	$319,644	$166,690	$319,644	$166,690

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Origination volume	$378,595	$320,830	$607,668	$900,120
Loans securitized	$294,490	$1,289,082	$1,275,546	$1,289,082
Average finance receivables	$9,641,769	$13,547,116	$10,062,216	$14,045,482

	December 31, 2009	June 30, 2009	December 31, 2008
Finance receivables:
Principal	$9,304,976	$10,927,969	$12,999,132
Allowance for loan losses and nonaccretable acquisition fees	(717,059)	(890,640)	(922,976)

	$8,587,917	$10,037,329	$12,076,156

Allowance as a percent of ending finance receivables	7.7%	8.2%	7.1%

	December 31, 2009	June 30, 2009	December 31, 2008
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	7.7%	6.9%	7.8%
Greater than 60 days	3.7	3.5	4.2

Total	11.4%	10.4%	12.0%

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	8.5%	8.2%	8.2%	7.7%

Net charge-offs	$215,097	$325,165	$437,730	$591,024

Annualized net charge-offs as a percent of average finance receivables	8.9%	9.5%	8.6%	8.3%

Net recoveries as a percent of gross repossession charge-offs	42.2%	37.1%	42.5%	39.3%

Components of net margin:

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008 (Revised)	2009	2008 (Revised)
Finance charge income	$363,100	$497,560	$752,896	$1,031,533
Other income	23,655	30,626	47,143	61,702
Interest expense	(121,760)	(224,775)	(251,908)	(425,429)

Net margin	$264,995	$303,411	$548,131	$667,806

Annualized net margin as a percent of average finance receivables:

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008 (Revised)	2009	2008 (Revised)
Finance charge income	14.9%	14.6%	14.8%	14.5%
Other income	1.0	0.9	0.9	0.9
Interest expense	(5.0)	(6.6)	(4.9)	(6.0)

Net margin	10.9%	8.9%	10.8%	9.4%

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Operating expenses	$76,410	$84,344	$145,272	$168,599

Annualized operating expenses as a percent of average finance receivables	3.1%	2.5%	2.9%	2.4%

Contact:

  Caitlin DeYoung

  (817) 302-7394